As filed with the Securities and Exchange Commission on May 18, 1999
                                     Registration No. 33-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                  COMARCO, INC.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


      California                                          95-2088894
-------------------------------                      -------------------
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                       Identification No.)


                       1551 North Tustin Avenue, Suite 840
                           Santa Ana, California 92705
                  ---------------------------------------------
                  (Address, including zip code, of registrant's
                          principal executive offices)

                                  COMARCO, INC.
                             SHARE EXCHANGE PROGRAM
                            ------------------------
                            (Full title of the plan)

                                  Don M. Bailey
                      President and Chief Executive Officer
                                  COMARCO, INC.
                       1551 North Tustin Avenue, Suite 840
                           Santa Ana, California 92705
                                 (714) 796-1808
             --------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                   Copies to:
                             Roger H. Lustberg, Esq.
                               Riordan & McKinzie
                       300 South Grand Avenue, 29th Floor
                          Los Angeles, California 90071

                         CALCULATION OF REGISTRATION FEE

                                  Proposed        Proposed
Title of           Amount          Maximum         Maximum           Amount of
securities to       to be      Offering Price     Aggregate        Registration
be registered   Registered(1)   Per Share(2)   Offering Price(2)        Fee
-------------   -------------  --------------  -----------------   ------------
Common Stock,     600,000          $19.88        $11,928,000          $3,316
no par value      shares

(1) Pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), this registration statement also covers, in addition to the number of shares of Common Stock stated above, such additional shares of Common Stock to be offered or issued to prevent dilution resulting from future stock dividends, stock splits, or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, based on the average of the high and low sales prices for the Company's Common Stock as reported on the Nasdaq National Market on May 11, 1999.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Comarco, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (1) The Company's annual report on Form 10-K for the fiscal year ended January 31, 1999;

     (2) Description of the Company's Common Stock contained in Exhibit 3.1 of Amendment No. 1 to the Quarterly Report of the Company on Form 10-Q for the quarter ended July 31, 1988, as filed with the Commission on November 16, 1988; and

     (3) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment to the Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus, except as so modified or superseded.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Company is a California corporation. The Company's Articles of Incorporation and Bylaws provide for the indemnification of the officers and directors of the Company to the full extent permitted by law. Section 317 of the General Corporation Law of the State of California ("GCL") provides that a California corporation has the power to indemnify its officers and directors in certain circumstances.

         Subdivision (b) of Section 317 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor), against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if such director or officer acted in good faith and in a manner reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such director or officer was unlawful.

         Subdivision (c) of Section 317 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred by such director or officer in connection with the defense or settlement of the action if such director or officer acted in good faith, in a manner believed to be in the best interests of the corporation and its shareholders, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation in the performance of such director's or officer's duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine or of settlement amounts and expenses paid in connection with pending actions disposed of without court approval. Indemnification under Section 317 may only be made in a specific case upon a determination that the director or officer has met the applicable standard of conduct.

         Section 317 further provides that to the extent a director or officer of the corporation has been successful in the defense of any proceeding referred to in subdivision (b) or (c) or in the defense of any claim, issue, or matter therein, such director or officer shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 317 shall not be deemed exclusive of any additional rights to which the indemnified party may be entitled; and that the corporation shall have power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against or incurred by such director or officer in such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against that liability under Section 317.

         The Company's Articles of Incorporation currently provide that the liability of the director for monetary damages shall be eliminated to the fullest extent permissible under California law. The Company's Bylaws provide for indemnification of the officers and directors of the Company to the maximum extent permitted by law. Subdivision (a)(10) of Section 204 of the GCL, provides that such exculpation from liability may not be afforded (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, of a risk of serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of such director's duty to the corporation or its shareholders, (vi) under Section 310 of the GCL or (vii) under Section 316 of the GCL.

Item 7.  Exemptions from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

5.1 Opinion of Riordan & McKinzie as to the legality of the Common Stock registered hereby.
23.1 Consent of Riordan & McKinzie - contained in the opinion filed as Exhibit 5.1.
23.2  Consent of KPMG LLP.
24.1  Power of Attorney (included on Page II-4 hereto).


Item 9.  Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         Provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on this 14th day of May, 1999. COMARCO, INC.


                                         By:  /s/ Don M. Bailey
                                         --------------------------------------
                                         Don M. Bailey,
                                         President, Chief Executive Officer and
                                         Chairman of the Board

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Don M. Bailey his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                       Title                        Date
      ---------                       -----                        ----

 /s/ Don M. Bailey             President, Chief Executive       May 14, 1999
 --------------------------    Officer and Chairman
 Don M. Bailey                 of the Board
                               (Principal Executive Officer)




/s/ Thomas P. Baird            Vice President and Chief         May 14, 1999
---------------------------    Financial Officer (Principal
Thomas P. Baird                Financial and Accounting
                               Officer)



/s/ Gerald D. Griffin          Director                         May 14, 1999
---------------------------
Gerald D. Griffin


                               Director                         May 14, 1999
---------------------------
Adm. Wesley L. McDonald


/s/ Gen. Wilbur L. Creech      Director                         May 14, 1999
---------------------------
Gen. Wilbur L. Creech


/s/ Paul G. Yovovich           Director                         May 14, 1999
---------------------------
Paul G. Yovovich


/s/ Thomas A. Franza           Director                         May 14, 1999
---------------------------
Thomas A. Franza

                                  EXHIBIT INDEX
                                  -------------

 Exhibit No.         Description of Exhibit
 -----------         -----------------------


 5.1        Opinion of Riordan & McKinzie, A Professional Corporation.
23.1        Consent of Riordan & McKinzie (contained in Exhibit 5.1).
23.2        Consent of KPMG LLP.
24.1        Power of Attorney (included on Page II-4 hereto).